Exhibit 4.8.28 -  Electronic Catalogue (10) - Fan Filter Units (FFU) - Scheme for FFU programme design drawing and description

注意:
[illegible]

ITEM No.	DESCRIPTION	MANUFACTURER	SPECIFICATION	QUANTITY
1	初效过滤器	[illegible]	非标	
2	高效过滤器	Camfil	635*762*90	
3	操作面板	suntec		
4	高效压差表	DWYER	0-500Pa/0-60Pa	
5	风机	[illegible]	1500-2200M³/H	
6	均流膜	[illegible]	1285*1623*38	
7	日光灯	[illegible]	30W	
8	触摸屏	西门子		

ITEM No.	DESCRIPTION	MANUFACTURER	SPECIFICATION	QUANTITY
9	[illegible]			
10	DOP检测口	SUNTEC		
11				
12				
13				
14				
15				

SUNTEC 苏州尚泰洁净系统有限公司
SUZHOU SUNTEC CLEANROOM SYSTEM CO.LTD
地 址: 江苏省苏州市高新区枫江路169号
电 话: 0512-57879061, 57879062, 57879063
传 真: 0512-66572721
邮 编: 215331
E-Mail: suntec@china.com

图纸名称

三生层流罩---方案图

比例：1:100	设计：戴春雷	校对：
图号： PL1204	图幅: A2	版本: REV